EXHIBIT 99
FOR IMMEDIATE RELEASE

April 19, 2007
Contact:	David M. Kepler President & Chief Executive Officer 937-548-4158
GREENVILLE FEDERAL FINANCIAL CORPORATION REPORTS EARNINGS FOR THE THIRD QUARTER ENDED MARCH 31, 2007 AND DECLARES DIVIDEND
Greenville, Ohio — April 19, 2007 — Greenville Federal Financial Corporation (the “Corporation”) (OTCBB: GVFF) today announced the Corporation’s financial results for the third fiscal quarter. For the quarter ended March 31, 2007, the Corporation reported net earnings of $146,000, or $0.07 per share, compared to net earnings of $119,000, or $0.05, per share for the same quarter in 2006.
The quarter-to-quarter increase in earnings was attributed primarily to a $26,000, or 2.7%, increase in net interest income after provision for losses on loans and an $11,000, or 6.1% increase in other income, which were partially offset by a $9,000, or 18.4%, increase in federal income taxes.
Net earnings for the nine months ended March 31, 2007 were $435,000, or $0.20 per share, an increase of $26,000, or 6.4%, compared to the nine-month period ended March 31, 2006. The increase was attributed primarily to a $177,000, or 6.5% increase in net interest income after provision for losses on loans, which was partially offset by a $5,000 decrease in other income, a $132,000, or 4.8%, increase in general, administrative and other expense and a $14,000, or 9.0%, increase in federal income taxes.
The increase in general, administrative and other expense was due primarily to a $112,000 increase in professional fees expense, mostly related to the Corporation’s public company reporting requirements and the adoption of the Corporation’s 2006 Equity Plan, a $34,000 increase in data processing expense, a $19,000 increase in franchise taxes and an $11,000 increase in compensation expense, due primarily to the implementation of an Employee Stock Ownership Plan, all of which were partially offset by a decrease of $33,000 in occupancy and equipment expense. The decrease in other income was due primarily to the fact that Greenville Federal had a $16,000 gain on redemption of the shares of Intrieve, Inc., Greenville Federal’s data processor, and an $11,000 gain on sale of real estate acquired through foreclosure in 2006, neither of which were repeated in 2007.
The Corporation reported total assets of $129.0 million at March 31, 2007, total liabilities of $106.3 million, including deposits of $79.7 million, and total shareholders’ equity of $22.7 million.
The Corporation also announced that the Board of Directors has declared a cash dividend of $0.07 per share of the Corporation’s common stock. The dividend is to be paid on May 18, 2007, to stockholders of record as of April 30, 2007.
Greenville Federal Financial Corporation is the holding company for Greenville Federal, a federally chartered savings bank headquartered in Greenville, Ohio. Greenville Federal attracts deposits from, and makes loans in, the Ohio counties of Darke, Preble, Auglaize, Miami, Shelby and Mercer and the Indiana counties of Randolph and Wayne.

GREENVILLE FEDERAL FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)
(Unaudited)

	March 31,	June 30,
	2007	2006
ASSETS

Cash and cash equivalents	$3,377	$3,254
Investment securities	30,738	37,286
Loans receivable	85,509	83,452
Other assets	9,387	6,716

Total assets	$129,011	$130,708

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$79,693	$78,782
Advances from the FHLB	25,351	28,177
Other liabilities	1,226	1,167

Total liabilities	106,270	108,126
Shareholders’ equity	22,741	22,582

Total liabilities and shareholders’ equity	$129,011	$130,708

GREENVILLE FEDERAL FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share data)
(Unaudited)

	Nine months ended		Three months ended
	March 31,		March 31,
	2007	2006	2007	2006

Total interest income	$5,584	$5,167	$1,862	$1,779

Total interest expense	2,685	2,435	884	824

Net interest income	2,899	2,732	978	955

Provision for losses on loans	13	23	3	6

Net interest income after provision for losses on loans	2,886	2,709	975	949

Other income	587	592	190	179

General, administrative and other expense	2,868	2,736	961	960

Earnings before income taxes	605	565	204	168

Income taxes	170	156	58	49

NET EARNINGS	$435	$409	$146	$119

EARNINGS PER SHARE — basic and diluted	$0.20	$0.26	$0.07	$0.05

Basic earnings per common share is computed based upon the weighted-average number of common shares outstanding during the year, less shares in the Company’s Employee Stock Ownership Plan (“ESOP”) that are unallocated and not committed to be released.
For the nine months ended March 31, 2006, since the conversion of Greenville Federal into the stock form and the formation of the Company (the “Reorganization”) was not completed until January 4, 2006, weighted-average shares outstanding were computed as follows: (1) the 1,264,126 shares issued to Greenville Federal MHC in the Reorganization were deemed outstanding for the period from July 1, 2005 through January 3, 2006, (2) total shares issued, or 2,298,411 shares, were outstanding for the period from January 4, 2006 through March 31, 2006, and (3) 90,098 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from January 4, 2006 through March 31, 2006. Weighted-average shares outstanding totaled 1,563,923 for the nine months ended March 31, 2006. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At March 31, 2006, the Company had no dilutive or potentially dilutive securities.
For the three months ended March 31, 2006, since the Reorganization was not completed until January 4, 2006, weighted-average shares outstanding were computed as follows: (1) the 1,264,126 shares issued to Greenville Federal MHC in the Reorganization were deemed outstanding for the period from January 1, 2006 through January 3, 2006, (2) total shares issued, or 2,298,411 shares, were outstanding for the period from January 4, 2006 through March 31, 2006, and (3) 90,098 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from January 4, 2006 through March 31, 2006. Weighted-average shares outstanding totaled 2,176,840 for the three months ended March 31, 2006. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At March 31, 2006, the Company had no dilutive or potentially dilutive securities.
For the nine months ended March 31, 2007, weighted-average shares outstanding were computed as follows: (1) 2,298,411 shares were outstanding for the period from July 1, 2006 through March 31, 2007, (2) 81,088 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from July 1, 2006 through March 31, 2007, and (3) 1,556 weighted-average shares acquired for the 2006 Equity Plan that were not awarded were treated as treasury shares and not considered outstanding for the period from July 1, 2006 through March 31, 2007. Weighted-average shares outstanding totaled 2,215,767 for the nine months ended March 31, 2007. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At March 31, 2007, the Company had no dilutive or potentially dilutive securities.
For the three months ended March 31, 2007, weighted-average shares outstanding were computed as follows: (1) the 2,298,411 for the period January 1, 2007 through March 31, 2007, (2) 81,088 weighted-average shares in the ESOP that were unallocated and not committed to be released were not considered outstanding for the period from January 1, 2007 through March 31, 2007, and (3) 4,737 weighted-average shares acquired for the 2006 Equity Plan that were not awarded were treated as treasury shares and not considered outstanding for the period from January 1, 2007 through March 31, 2007. Weighted-average shares outstanding totaled 2,212,586 for the three months ended March 31, 2007. Diluted earnings per common share include the dilutive effect of all additional potential common shares issuable. At March 31, 2007, the Company had no dilutive or potentially dilutive securities.